Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 25, 2016
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 25, 2016 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2016.

Second Quarter Highlights
Financial Results

•	Net income available to common stockholders of $0.31 per share

•	Funds from operations (FFO) of $0.86 per share which includes $0.01 per share of acquisition-related expenses

•	Revenues of $160.1 million

•	In May, increased our regular quarterly cash dividend to an annualized rate of $1.50 per share, a 7.1% increase from the previous annualized dividend level of $1.40 per share

Stabilized Portfolio

•	Stabilized portfolio was 95.5% occupied and 96.6% leased at June 30, 2016

•	Signed approximately 266,000 square feet of new or renewing leases

Development

•	In June, completed construction of the 200 unit, 21-story residential building at the company’s mixed-used Columbia Square project in Hollywood. As of June 30, 2016, 22% of the 200 units were leased

Acquisitions

•	In June, acquired a fully leased 114,000 square-foot office building in Mountain View, CA for $55.4 million

Capital Recycling

•	In June, completed the sale of three land parcels aggregating 24.4 acres in Carlsbad, CA, for total gross proceeds of $14.9 million

Recent Developments

•	In July, received final entitlement approval for the company’s 1.1 million square-foot mixed-used One Paseo project in the Del Mar submarket of San Diego

•	In July, completed the sale of two office properties aggregating 137,000 rentable square feet and a 7.0 acre land site in the Sorrento Mesa submarket of San Diego for gross proceeds of $49.0 million

Results for the Quarter Ended June 30, 2016
For the second quarter ended June 30, 2016, KRC reported net income available to common stockholders of $29.5 million, or $0.31 per share, compared to $54.2 million, or $0.61 per share, in the prior year period, which included a $31.4 million, or $0.35 per share, gain from property dispositions. FFO for the period was $82.7 million, or $0.86 per share, compared to $74.8 million, or $0.82 per share, in the second quarter of 2015. FFO per share in 2Q16 includes approximately $0.01 per share of acquisition-related expenses compared to $0.003 in 2Q15. Total revenues in the second quarter of 2016 were $160.1 million, compared to $146.2 million in the second quarter of 2015.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At June 30, 2016, KRC’s stabilized portfolio totaled approximately 13.7 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the second quarter, the company signed new or renewing leases in its stabilized portfolio totaling 266,112 square feet of space. At quarter-end, the portfolio was 95.5% occupied, compared to 94.8% at December 31, 2015 and 96.7% at June 30, 2015, and was 96.6% leased.

Real Estate Development Activity
KRC currently has one project under construction, The Exchange on 16th in the Mission Bay submarket of San Francisco. It has a total estimated investment of approximately $485.0 million. The company also has two office properties currently in lease-up that represent a total estimated investment of approximately $265.0 million and one recently completed residential property with a total estimated investment of $160.0 million. As of June 30, 2016, the office properties were 73% committed and the residential property was 22% leased.

Management Comments
“Six months into 2016, we’re on track for another strong financial and operating year at KRC,” said John Kilroy, the company’s chairman, president and chief executive officer. “Our stabilized portfolio is at frictional occupancy levels and generating strong same-store NOI growth. We’re making excellent progress moving our in-process development projects forward, on both the construction and leasing fronts. And we continue to advance our development pipeline, acquiring key entitlements and ensuring broad access to capital, including continued success in our capital recycling program.”

FFO per Share Guidance
The company has updated its guidance range of NAREIT defined FFO per share (diluted) for the full year 2016 to $3.36 - $3.44 per share with a midpoint of $3.40 per share. The updated guidance reflects an increase in proceeds related to 2016 capital recycling to a new estimated 2016 target of approximately $800 million from the previous midpoint of $500 million.

These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. These estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2016 during the company’s July 26, 2016 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0878 reservation #80256205. A replay of the conference call will be available via phone through August 2, 2016 at (888) 286-8010, reservation #85935244, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With nearly 70 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At June 30, 2016, the company’s stabilized portfolio totaled 13.7 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by GRESB as the North American leader in sustainability, ranking first among 155 North American participants across all asset types. At the end of the second quarter, the company’s properties were 47% LEED certified and 69% of eligible properties were ENERGY STAR certified. In addition, KRC had one office project totaling approximately 700,000 square feet under construction, two office projects in lease-up totaling approximately 443,000 square feet and a 200-unit residential tower in lease-up. More information is available at http://www.kilroyrealty.com.

Non-GAAP Financial Information
The Company does not provide a reconciliation for its guidance range of FFO per common share/unit - diluted to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO per common share/unit - diluted would imply a degree of precision as to its forward-looking net income available to common stockholders per common share - diluted that would be confusing or misleading to investors.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$160,133	$146,227	$305,579	$292,309

Net income available to common stockholders (1)	$29,535	$54,188	$200,530	$94,062

Weighted average common shares outstanding – basic	92,210	88,126	92,217	87,515
Weighted average common shares outstanding – diluted	92,825	88,646	92,784	88,044

Net income available to common stockholders per share – basic (1)	$0.32	$0.61	$2.17	$1.07
Net income available to common stockholders per share – diluted (1)	$0.31	$0.61	$2.15	$1.06

Funds From Operations (1)(2)(3)	$82,722	$74,819	$160,915	$166,351

Weighted average common shares/units outstanding – basic (4)	95,966	91,109	95,642	90,498
Weighted average common shares/units outstanding – diluted (4)	96,581	91,629	96,209	91,028

Funds From Operations per common share/unit – basic (4)	$0.86	$0.82	$1.68	$1.84
Funds From Operations per common share/unit – diluted (4)	$0.86	$0.82	$1.67	$1.83

Common shares outstanding at end of period			92,255	88,406
Common partnership units outstanding at end of period			2,631	1,793
Total common shares and units outstanding at end of period			94,886	90,199

			June 30, 2016	June 30, 2015
Stabilized office portfolio occupancy rates: (5)
Los Angeles and Ventura Counties			94.2%	95.4%
Orange County			97.8%	98.1%
San Diego County			89.0%	95.5%
San Francisco Bay Area			98.7%	98.5%
Greater Seattle			98.1%	97.0%
Weighted average total			95.5%	96.7%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles and Ventura Counties			3,619	3,505
Orange County			272	272
San Diego County			2,711	3,318
San Francisco Bay Area			4,992	3,890
Greater Seattle			2,066	2,066
Total			13,660	13,051
________________________

(1)
Net income available to common stockholders for the six months ended June 30, 2016 includes a gain on sale of depreciable operating properties of $146.0 million. Net income available to common stockholders and Funds From Operations for the three and six months ended June 30, 2016 includes a loss on sale of land of $0.3 million. Net income available to common stockholders for the three and six months ended June 30, 2015 includes gains on sales of depreciable operating properties of $31.4 million. Net income available to common stockholders and Funds From Operations for the six months ended June 30, 2015 includes a gain on sale of land of $17.3 million.

(2)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2015 include the office properties that were sold subsequent to June 30, 2015 and held for sale at June 30, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,020,287	$875,794
Buildings and improvements	4,639,003	4,091,012
Undeveloped land and construction in progress	894,057	1,361,340
Total real estate assets held for investment	6,553,347	6,328,146
Accumulated depreciation and amortization	(1,054,828)	(994,241)
Total real estate assets held for investment, net	5,498,519	5,333,905

Real estate assets and other assets held for sale, net	30,257	117,666
Cash and cash equivalents	26,332	56,508
Restricted cash	266,158	696
Marketable securities	13,388	12,882
Current receivables, net	10,112	11,153
Deferred rent receivables, net	207,851	189,704
Deferred leasing costs and acquisition-related intangible assets, net	186,903	176,683
Prepaid expenses and other assets, net (1)	58,913	27,233
TOTAL ASSETS	$6,298,433	$5,926,430

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net (1)	$373,500	$380,835
Unsecured debt, net (1)	1,845,992	1,844,634
Unsecured line of credit	220,000	—
Accounts payable, accrued expenses and other liabilities	211,196	246,323
Accrued dividends and distributions	37,733	34,992
Deferred revenue and acquisition-related intangible liabilities, net	138,394	128,156
Rents received in advance and tenant security deposits	44,663	49,361
Liabilities of real estate assets held for sale	321	7,543
Total liabilities	2,871,799	2,691,844

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	923	923
Additional paid-in capital	3,074,508	3,047,894
Retained earnings/(distributions in excess of earnings)	62,647	(70,262)
Total stockholders’ equity	3,330,489	3,170,966
Noncontrolling Interests
Common units of the Operating Partnership	89,495	57,100
Noncontrolling interest in consolidated subsidiary	6,650	6,520
Total noncontrolling interests	96,145	63,620
Total equity	3,426,634	3,234,586
TOTAL LIABILITIES AND EQUITY	$6,298,433	$5,926,430
________________________

(1)
Effective January 1, 2016, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES
Rental income	$143,653	$131,450	$277,408	$262,382
Tenant reimbursements	16,138	14,174	27,542	28,599
Other property income	342	603	629	1,328
Total revenues	160,133	146,227	305,579	292,309

EXPENSES
Property expenses	29,221	26,866	55,186	51,580
Real estate taxes	13,845	12,430	24,877	25,145
Provision for bad debts	—	47	—	289
Ground leases	768	813	1,597	1,589
General and administrative expenses	13,979	12,633	27,416	25,401
Acquisition-related expenses	714	265	776	393
Depreciation and amortization	53,346	51,658	103,786	103,145
Total expenses	111,873	104,712	213,638	207,542

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	311	511	582	871
Interest expense	(14,384)	(14,864)	(26,213)	(31,742)
Total other (expenses) income	(14,073)	(14,353)	(25,631)	(30,871)

INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	34,187	27,162	66,310	53,896
Net (loss) gain on sales of land	(295)	—	(295)	17,268
Gains on sale of depreciable operating properties	—	31,428	145,990	31,428
NET INCOME	33,892	58,590	212,005	102,592

Net income attributable to noncontrolling common units of the Operating Partnership	(829)	(1,090)	(4,439)	(1,905)
Net income attributable to noncontrolling interest in consolidated subsidiary	(216)	—	(411)	—
Total income attributable to noncontrolling interests	(1,045)	(1,090)	(4,850)	(1,905)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	32,847	57,500	207,155	100,687

PREFERRED DIVIDENDS	(3,312)	(3,312)	(6,625)	(6,625)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,535	$54,188	$200,530	$94,062

Weighted average common shares outstanding – basic	92,210	88,126	92,217	87,515
Weighted average common shares outstanding – diluted	92,825	88,646	92,784	88,044

Net income available to common stockholders per share – basic	$0.32	$0.61	$2.17	$1.07
Net income available to common stockholders per share – diluted	$0.31	$0.61	$2.15	$1.06

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income available to common stockholders	$29,535	$54,188	$200,530	$94,062
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	829	1,090	4,439	1,905
Depreciation and amortization of real estate assets	52,358	50,969	101,936	101,812
Gains on sales of depreciable real estate	—	(31,428)	(145,990)	(31,428)
Funds From Operations (1)(2)(3)	$82,722	$74,819	$160,915	$166,351

Weighted average common shares/units outstanding – basic	95,966	91,109	95,642	90,498
Weighted average common shares/units outstanding – diluted	96,581	91,629	96,209	91,028

Funds From Operations per common share/unit – basic (3)	$0.86	$0.82	$1.68	$1.84
Funds From Operations per common share/unit – diluted (3)	$0.86	$0.82	$1.67	$1.83
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.2 million and $3.3 million for the three months ended June 30, 2016 and 2015, respectively, and $6.1 million and $6.3 million for the six months ended June 30, 2016 and 2015, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.